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                                                                   EXHIBIT 10.27
                                                                [Execution copy]

                       AMENDMENT NO. 1 TO CREDIT AGREEMENT
                        AND GUARANTY AND PLEDGE AGREEMENT

               AMENDMENT NO. 1 TO CREDIT AGREEMENT AND GUARANTY AND PLEDGE AGREEMENT dated as of April 10, 2000 in respect of (i) the Credit Agreement dated as of August 13, 1999 (the "Credit Agreement") between Lamar Media Corp. (the "Borrower"), the Subsidiary Guarantors party thereto, the lenders party thereto, and The Chase Manhattan Bank, as Administrative Agent (in such capacity, the "Administrative Agent"), and (ii) the Guaranty and Pledge Agreement dated as of September 15, 1999 (the "Holdings Guaranty and Pledge Agreement") between Lamar Advertising Company ("Holdings") and the Administrative Agent.

               The Borrower and Holdings have requested that the Administrative Agent consent to certain amendments to the Credit Agreement and the Holdings Guaranty and Pledge Agreement. The Administrative Agent, pursuant to authority granted by, and having obtained all necessary consents of, the Required Lenders (as defined in the Credit Agreement), has agreed to such amendments and, accordingly, the parties hereto hereby agree as follows:

               Section 1. Definitions. Terms defined in the Credit Agreement and used herein are used herein as defined therein.

               Section 2. Amendment. Subject to the execution and delivery hereof by the Borrower, Holdings, the Subsidiary Guarantors and the Administrative Agent, but effective as of the date hereof, the Credit Agreement, and the Holdings Guaranty and Pledge Agreement shall be amended as follows:

               2.01. General. References in the Credit Agreement and the Holdings Guaranty and Pledge Agreement, respectively (including references to the Credit Agreement and the Holdings Guaranty and Pledge Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement and the Holdings Guaranty and Pledge Agreement, respectively, as amended hereby.

               2.02. Amendment to Credit Agreement. Clause (v) of Section 7.05(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

               "(v) Investments consisting of (x) loans made by the Borrower to any Special Acquisition Subsidiary (as defined in the Holdings Guaranty and Pledge Agreement), so long as (A) such loan is made to such Special Acquisition Subsidiary to enable the repayment of Indebtedness assumed in connection with the acquisition referred to in clause (b) of Article V of the Holdings Guaranty and Pledge Agreement,
         (B) no such loan shall be outstanding for a period of more than five Business Days unless, prior to the exploration of such period, such Special Acquisition Subsidiary shall have been contributed to the Borrower and become a Wholly Owned Subsidiary of the Borrower and (C) the aggregate principal amount of all such loans outstanding at any one time to



                                 Amendment No. 1


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         all Special Acquisition Subsidiaries shall not exceed $100,000,000 and
         (y) other Investments in Affiliates not exceeding $15,000,000 at any one time outstanding."

               2.03. Amendment to Holdings Guaranty and Pledge Agreement. Clauses (b) and (e) of Article V of the Holdings Guaranty and Pledge Agreement shall be amended in their entirety to read as follows:

               "(b) acquire any property, other than Investments in equity securities in the Borrower and cash and cash equivalents, and other than Investments in Special Acquisition Subsidiaries and, for purposes hereof, "Special Acquisition Subsidiaries" shall mean any entity formed by Holdings that is a Wholly Owned Subsidiary of Holdings but not a Subsidiary of the Borrower, and that is formed for the sole purpose of affecting a tax free acquisition of another corporation (the "Target") under Section 368(a)(1)(A) and 368(a)(2)(E) of the Code, in which Holdings invests not more than $1,000 in cash at any one time and which Wholly Owned Subsidiary is contributed to the Borrower (and, thereby becomes a Wholly Owned Subsidiary of the Borrower) within five Business Days after the consummation of the merger or other transactions resulting in the acquisition of the Target;

               (c) engage in any business or other activity other than the business of holding the shares of capital stock of the Borrower and (subject to the conditions set forth in clause (b) above, Special Acquisition Subsidiaries) and activities relating to Qualified Holdings Obligations, or"

               Section 3. Miscellaneous. Except as expressly herein provided, the Credit Agreement and the Holdings Guaranty and Pledge Agreement shall remain unchanged and in full force and affect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

               IN WITNESS WHEREOF, the parties hereto have caused this amendment No. 1 to be duly executed as of the day and year first above written.


                              BORROWER AND HOLDINGS


LAMAR MEDIA CORP.                     LAMAR ADVERTISING COMPANY



By     /s/ Keith A. Istre             By   /s/ Keith A. Istre
  -----------------------------         -----------------------------------
  Title:                                Title:



                                 Amendment No. 1